Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with valuation policies and procedures that have been approved by our board of directors. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of May 31, 2025. The following table provides a breakdown of the major components of our Net Asset Value as of May 31, 2025 ($ in thousands, except shares):

Components of Net Asset Value
Investments at Fair Value (cost of $978,075)	$1,023,696
Cash and cash equivalents	258,099
Other assets	17,428
Other liabilities	(25,007)
Accrued performance fee	(1,492)
Management fee payable	(582)
Net Asset Value	$1,272,142
Number of outstanding shares	46,865,362

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of May 31, 2025 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of Outstanding Shares	Net Asset Value per share as of May 31, 2025
Series I
A-II Shares	$292,692	10,828,833	$27.03
F-I Shares	$53,535	1,999,787	$26.77
V Shares	$1	40	$25.00
E shares	$225	8,262	$27.24
I Shares	$20,951	778,805	$26.90
S Shares	$3	110	$26.89
Series II
A-II Shares	$867,932	31,885,952	$27.22
F-I Shares	$31,304	1,161,324	$26.96
V Shares	$1	40	$25.00
E shares	$950	34,614	$27.44
I Shares	$4,545	167,485	$27.14
S Shares	$3	110	$27.10
Total	1,272,142	46,865,362